AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the last date on the signature page, to the Fund Accounting Servicing Agreement, dated as of April 6, 2011, as amended (the " Agreement"), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Friess Brandywine Fund and Friess Brandywine Blue Fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit Y is hereby superseded and replaced in its entirety with Exhibit Y attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first last written below.

MANAGED PORTFOLIO SERIES		U.S. BANCORP FUND SERVICES, LLC
By:	/s/ Brian Wiedmeyer	By:	/s/ Jeanine M. Bajczyk
Printed Name:	Wiedmeyer Brian	Printed Name:	Jeanine M. Bajczyk
Title:	President	Title:	Senior Vice President
Date:	June 4, 2021	Date:	June 7, 2021

Exhibit Y to the Managed Portfolio Series Fund Accounting Agreement

Name of Series
Friess Small Cap Growth Fund Friess Brandywine Fund Friess Brandywine Blue Fund

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule effective July 1, 2021.

Annual Fee Based Upon Average Net Assets at Complex Level*

Basis points
8 on the first $ 250 million
6 on the next $ 250 million 5 on the next $ 500 million 3 on the balance

$ 234,000 Minimum Annual Fee based on a 3 fund complex. Minimum to be adjusted for any change in number of funds in complex.

■$ 10,000- Additional fee for each intraday NAV calculations in excess of one strike per day
■$ 15,000 -Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub- advisor

Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
■$ 0.08 - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ 0.50 - lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ 0.80 - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$ 1.00 - Bank Loans
■$ 1.50 - lntraday money market funds pricing, up to 3 times per day
■$ 500 per Month Manual Security Pricing (>25per day)

■Derivative Instruments are generally charged at the following rates:
◦$ 0.90 - Interest Rate Swaps, Foreign Currency Swaps
◦$ 1.50 - Swaptions
◦$ 3.00 - Credit Default Swaps
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Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.

Corporate Actions and Factor Services
■$ 2.00 - per Foreign Equity Security per Month
■$ 1.00 - per Domestic Equity Security per Month
■$ 2.00 - per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$ 1 - per security per month for fund administrative data

SEC Modernization Requirements
■$12,000 - per year, per Fund, Form N-PORT
■$ 250 - per year, per Fund, Form N-CEN

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming , special reports, proxies, insurance , EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements) .
•Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
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Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)
Section 15(c) Reporting
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services
■$ 2,000 - per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

■$ 15,000 for the first fund (subject to Board approval)
■$10,000 for each additional fund 2-5 (subject to change based on Board review and approval)
■$ 7,500 for each fund over 5 funds
■$ 5,000 per sub-adviser per fund (capped at$ 15,000 per sub-adviser over the fund complex)
■$ 5,000 per external distributor excluding Quasar/Foreside
■For more than one fund, fees will be aggregated and allocated equally.

■$ 7,500 - onboarding fee
◦Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

•Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Advisor's Signature below acknowledges approval of the fee schedules on this Exhibit Y.

Friess Associates, L.L.C.
By:	/s/ David D. Marky
Printed Name:	David D. Marky
Title:	COO & CCO	Date:	6/3/2021

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